UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2015
 _________________________________
Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Sixth Floor Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders for Hudson Pacific Properties, Inc., a Maryland corporation (the “Registrant”) was held on March 5, 2015 (the “Special Meeting”) in connection with the Asset Purchase Agreement (the “Purchase Agreement”), dated as of December 6, 2014, by and among the Registrant, Hudson Pacific Properties, L.P., a Maryland limited partnership and subsidiary of the Registrant (the “Operating Partnership”) and certain affiliates of The Blackstone Group L.P. (collectively, the “Seller Parties”), pursuant to which the Operating Partnership and/or certain other designated subsidiaries of the Registrant are acquiring certain owned and ground lease property assets from the Seller Parties.

At the Special Meeting the following proposals were submitted to a vote of the holders of the Registrant’s common stock, each of which is described in detail in the definitive proxy statement filed by the Registrant with the Securities and Exchange Commission on January 20, 2015, as may be amended or supplemented from time to time (the “Definitive Proxy Statement”). For each of the following proposals, a quorum was present for the purpose of the vote, and a summary of the voting results for each proposal is as follows:

Proposal 1: To approve the issuance of up to an aggregate amount of 63,474,791 shares of Hudson common stock and common units of limited partnership interest in the Operating Partnership as contemplated by the Purchase Agreement (the “Equity Issuance”).

Votes For	Votes Against	Abstentions
64,109,568	3,426	401,348

Proposal 1 was approved by the Registrant’s stockholders, as the number of votes in favor of Proposal 1 constituted the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting.

Proposal 2: To adjourn the Special Meeting if necessary or appropriate to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the Equity Issuance.

Because there were sufficient votes to approve Proposal 1, Proposal 2 was not submitted to the Registrant’s stockholders for approval at the Special Meeting.

Item 8.01	Other Events.

Following the December 8, 2014 announcement that the Registrant and the Operating Partnership had entered into the Purchase Agreement, and after the filing of the Definitive Proxy Statement, a putative class action lawsuit was filed on January 22, 2015 in the Superior Court of the State of California, County of San Francisco, captioned Fundamental Partners v. Hudson Pacific Properties, Inc. et al., Case No. CGC-15-543775. The complaint named as defendants, among other parties, the Registrant and the members of the Registrant’s Board of Directors, and alleged, among other claims, that the Registrant’s directors breached their fiduciary duties by “effectively” selling control to The Blackstone Group L.P. and by failing to disclose purportedly material information to shareholders in connection with the Purchase Agreement. The complaint sought, among other things, an order enjoining or rescinding the Purchase Agreement and an award of attorneys’ fees and other costs. Thereafter, plaintiff filed a motion for preliminary injunction seeking to enjoin the Special Meeting.

A hearing on plaintiff’s motion was held on March 3 and March 4, 2015 at which the court denied the requested injunction of the Special Meeting in its entirety on multiple grounds. Accordingly, the Special Meeting was held on March 5, 2015 at 8:00 a.m. (Pacific time) as originally scheduled.

On March 5, 2015, the Registrant issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1**	Press Release of Hudson Pacific Properties, Inc., dated March 5, 2015.

**	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date:	March 5, 2015	By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Financial Officer
EXHBIT INDEX

Exhibit No.	Description
99.1**	Press Release of Hudson Pacific Properties, Inc., dated March 5, 2015.

**	Furnished herewith.